Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-130241) pertaining to the 1999 Stock Option and Grant Plan, the 2005 Stock Incentive Plan and the 2005 Employee Stock Purchase Plan of NxStage Medical, Inc. of our report dated January 31, 2006, with respect to the consolidated financial statements of NxStage Medical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 28, 2006